As filed with the Securities and Exchange Commission on January 21, 2015

Registration Nos. 333-192019

333-165261

333-155304

333-138716

333-130270

333-120395

333-118322

333-95901

333-89008

333-43787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-192019)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-165261)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-155304)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-138716)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (NO. 333-130270)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-120395)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-118322)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-95901)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-89008)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (NO. 333-43787)

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2588479 (I.R.S. Employer Identification No.)

One Federal Street, Boston, Massachusetts 02110
(Address of Principal Executive Offices including zip code)

IRON MOUNTAIN INCORPORATED 2013 EMPLOYEE STOCK PURCHASE PLAN
MIMOSA SYSTEMS, INC. 2003 STOCK PLAN
MIMOSA SYSTEMS, INC. 2009 EQUITY INCENTIVE PLAN
IRON MOUNTAIN INCORPORATED 2002 STOCK INCENTIVE PLAN
LIVEVAULT CORPORATION 2001 STOCK INCENTIVE PLAN
IRON MOUNTAIN INCORPORATED 1995 STOCK INCENTIVE PLAN
IRON MOUNTAIN INCORPORATED 1997 STOCK OPTION PLAN
(Full titles of the plans)

William L. Meaney

President and Chief Executive Officer

Iron Mountain Incorporated

One Federal Street

Boston, Massachusetts 02110

(617) 535-4766
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On January 20, 2015, as part of the plan to reorganize the business operations of Iron Mountain Incorporated, a Delaware corporation, so that it can elect to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, Iron Mountain Incorporated merged with and into its wholly owned subsidiary, Iron Mountain REIT, Inc., a Delaware corporation, with Iron Mountain REIT, Inc. as the surviving corporation (the “Merger”). We refer to Iron Mountain Incorporated as the Predecessor Registrant and Iron Mountain REIT, Inc. as the Registrant. The Merger occurred pursuant to an Agreement and Plan of Merger, dated as of November 12, 2014 (the “Merger Agreement”), which was approved by the requisite vote of stockholders at a special meeting of the stockholders of the Predecessor Registrant held on January 20, 2015. Effective at the time of the Merger, the Registrant changed its name from “Iron Mountain REIT, Inc.” to “Iron Mountain Incorporated.” Immediately after the Merger, the Registrant commenced, directly or indirectly, conducting all of the business conducted by the Predecessor Registrant immediately prior to the Merger. Unless otherwise indicated, references to “we,” “us,” “our,” the “Company” and “Iron Mountain Incorporated” refer to the Registrant, its subsidiaries and its predecessor, the Predecessor Registrant.

At the effective time of the Merger, pursuant to the Merger Agreement, the outstanding shares of the Predecessor Registrant’s common stock, par value $0.01 per share, were converted into the right to receive an equal number of shares of the Registrant’s common stock, par value $0.01 per share, which are subject to certain share ownership and transfer restrictions that are intended to facilitate compliance with certain REIT rules related to share ownership.

The issuance of the shares of the Registrant’s common stock was registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to the Registrant’s registration statement on Form S-4 (File No. 333-197819), which was declared effective by the Securities and Exchange Commission (“SEC”) on December 10, 2014. Shares of the Registrant’s common stock trade on the same exchange, the New York Stock Exchange, and under the same symbol, “IRM,” as the shares of the Predecessor Registrant’s common stock prior to the Merger.

At the effective time of the Merger, the Registrant assumed all of the Predecessor Registrant’s obligations under the following plans (the “Plans”):

•                  Iron Mountain Incorporated 2013 Employee Stock Purchase Plan (the “2013 ESPP”);

•                  Mimosa Systems, Inc. 2003 Stock Plan (the “2003 Mimosa Plan”);

•                  Mimosa Systems, Inc. 2009 Equity Incentive Plan (the “2009 Mimosa Plan”);

•                  Iron Mountain Incorporated 2002 Stock Incentive Plan, as amended (the “2002 SIP”);

•                  LiveVault Corporation 2001 Stock Incentive Plan (the “LiveVault Plan”)

•                  Iron Mountain Incorporated 1995 Stock Incentive Plan, as amended (the “1995 SIP”); and

•                  Iron Mountain Incorporated 1997 Stock Option Plan, as amended (the “1997 Plan”).

Each outstanding option to purchase Predecessor Registrant common stock under the Plans converted into an option to purchase the same number of shares of Registrant common stock, with the same rights and conditions as the corresponding Predecessor Registrant option under the Plans prior to the Merger.

This Post-Effective Amendment pertains to the adoption by Registrant of the following registration statements of the Predecessor Registrant (collectively, the “Registration Statements”) filed on Form S-8 on:

•                  with respect to the 2013 ESPP, October 31, 2013 (File No. 333-192019), relating to the registration of 1,000,000 shares of common stock;

•                  with respect to the 2003 Mimosa Plan and the 2009 Mimosa Plan, March 5, 2010 (File No. 333-165261), relating to the registration of an aggregate of 257,940 shares of common stock;

•                  with respect to the 2002 SIP, November 12, 2008 (File No. 333-155304),  November 15, 2006 (File No. 333-138716 ), November 12, 2004 (File No. 333-120395), as amended by Amendment No. 1 thereto filed on June 3, 2005, August 18, 2004 (File No. 333-118322), as amended by Amendment No. 1 thereto filed on June 3, 2005, May 24, 2002 (File No. 333-89008), as amended by Amendment No. 1 thereto filed on June 3, 2005, relating, respectively, to the registration of 7,500,000, 3,323,728.50, 1,000,000, 2,000,000, and 1,352,543 shares of common stock;

•                  with respect to the LiveVault Plan, December 12, 2005 (File No. 333-130270), relating to the registration of 29,071 shares of common stock;

•                  with respect to the 1995 SIP, February 1, 2000 (File No. 333-95901), as amended by Amendment No. 1 thereto filed on June 3, 2005, relating to the registration of 2,177,851 shares of common stock; and

•                  with respect to the 1997 Plan, January 7, 1998 (File No. 333-43787), as amended by Amendment No. 1 thereto filed on June 3, 2005, relating to the registration of 2,614,174 shares of common stock.

This Post-Effective Amendment is being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the Merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statements as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”). The applicable registration fees were paid at the time of the filing of the Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the SEC, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

•                  Annual Report on Form 10-K for the year ended December 31, 2013 (except for Items 1, 2, 6, 7 and 15, which are incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2014) filed with the SEC on February 28, 2014 (the “Annual Report”);

•                  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 1, 2014, for the quarter ended June 30, 2014 filed with the SEC on July 31, 2014 and for the quarter ended September 30, 2014 filed with the SEC on October 31, 2014;

•                  Current Reports on Form 8-K filed with the SEC on January 15, 2014, March 19, 2014, May 5, 2014, May 15, 2014, June 3, 2014, June 25, 2014 (Item 8.01 only), August 4, 2014, August 26, 2014, September 9, 2014, September 11, 2014, September 15, 2014, September 17, 2014, September 22, 2014, September 30, 2014, October 3, 2014, November 4, 2014, November 18, 2014, December 5, 2014, December 12, 2014, December 19, 2014, January 20, 2015 and January 21, 2015;

•                  the information identified as incorporated by reference under items 10, 11, 12, 13, and 14 of Part III of the Annual Report from the Company’s definitive proxy statement relating to the Company’s annual meeting of stockholders on Schedule 14A filed with the SEC on April 14, 2014; and

•                  the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 21, 2015, and any subsequent amendments and reports filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware Corporate Law

The Registrant is a Delaware corporation. Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit. The Registrant’s certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

Section 145 of the DGCL (“Section 145”) authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 empowers a corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agents, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Registrant’s Charter and Bylaws

The Registrant’s Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by Delaware Corporate Law, and the Registrant’s Bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware Corporate Law. The limitation of liability and indemnification provisions in the Registrant’s Charter and the Registrant’s Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Article 12 of the Registrant’s bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Registrant), whether civil, criminal, administrative or investigative. Article 12 also permits the Registrant, by action of its board of directors, to indemnify employees and other agents of the Registrant to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director’s liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Registrant entitled to vote in elections of directors. Article 12 further permits the Registrant to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss.

Under Delaware law, directors of the Registrant will remain liable for the following:

•                  any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•                  the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•                  any transaction in which the director receives an improper personal benefit.

The Registrant maintains directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Reference is made to the Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Registrant filed with the Secretary of State of the State of Delaware on June 30, 2014, included as Annex B-1 to the Iron Mountain REIT, Inc. Registration Statement on Form S-4, filed with the SEC on November 12, 2014 (File No. 333-197819) (the “Registration Statement”). Reference is also made to the Registrant’s Bylaws, included as Annex B-2 to the Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION

4.1

Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Company filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain REIT, Inc. Registration Statement on Form S-4, filed with the SEC on November 12, 2014, File No. 333-197819.)

4.2	Bylaws of the Registrant. (Incorporated by reference to Annex B-2 to the Iron Mountain REIT, Inc. Registration Statement on Form S-4, filed with the SEC on November 12, 2014, File No. 333-197819.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24.1	Powers of Attorney. (Filed herewith.)

99.1

Iron Mountain Incorporated 2013 Employee Stock Purchase Plan. (Incorporated by reference to Appendix A of the Company’s definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on April 24, 2013, File No. 001-13045.)

99.2	Mimosa Systems, Inc. 2003 Stock Plan. (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 dated March 5, 2010, File No. 333-165261.)

99.3	Mimosa Systems, Inc. 2009 Equity Incentive Plan. (Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 dated March 5, 2010, File No. 333-165261.)

99.4	Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K dated March 21, 2003, File No. 001-13045).

99.5

Third Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Appendix A of the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the SEC on April 21, 2008, File No. 001-13045.)

99.6

Fourth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)

99.7

Fifth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 4, 2010, File No. 001-13045.)

99.8

Sixth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q dated August 8, 2011, File No. 001-13045.)

99.9	LiveVault Corporation 2001 Stock Incentive Plan. (Filed herewith.)

99.10	Amendment to LiveVault Corporation 2001 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)

99.11	Iron Mountain Incorporated 1995 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 103 to Iron Mountain /DE’s Current Report on Form 8-K dated April 16, 1999, File No. 001-14937.)

99.12	Iron Mountain Incorporated 1997 Stock Option Plan, as amended. (Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K dated March 23, 2001, File No. 001-13045.)

99.13

Amendment to Iron Mountain Incorporated 1997 Stock Option Plan, as amended. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)

Item 9. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 21, 2015.

IRON MOUNTAIN INCORPORATED

By:	/s/ William L. Meaney
William L. Meaney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William L. Meaney	President, Chief Executive Officer and Director	January 21, 2015
William L. Meaney	(Principal Executive Officer)

/s/ Roderick Day	Executive Vice President and Chief Financial Officer	January 21, 2015
Roderick Day	(Principal Financial Officer and Principal Accounting Officer)

*	Director	January 21, 2015
Jennifer Allerton

*	Director	January 21, 2015
Ted R. Antenucci

*	Director	January 21, 2015
Pamela Arway

*	Director	January 21, 2015
Clark H. Bailey

*	Director	January 21, 2015
Kent P. Dauten

*	Director	January 21, 2015
Paul F. Deninger

*	Director	January 21, 2015
Per-Kristian Halvorsen

*	Director	January 21, 2015
Michael W. Lamach

*	Director	January 21, 2015
Walter C. Rakowich

*	Director	January 21, 2015
Alfred J. Verrecchia

*By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Attorney-in-fact pursuant to the powers
of attorney provided as Exhibit 24.1
of this Registration Statement

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1

Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 26, 2014, as corrected by the Certificate of Correction of the Company filed with the Secretary of State of the State of Delaware on June 30, 2014. (Incorporated by reference to Annex B-1 to the Iron Mountain REIT, Inc. Registration Statement on Form S-4, filed with the SEC on November 12, 2014, File No. 333-197819.)

4.2	Bylaws of the Registrant. (Incorporated by reference to Annex B-2 to the Iron Mountain REIT, Inc. Registration Statement on Form S-4, filed with the SEC on November 12, 2014, File No. 333-197819.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24.1	Powers of Attorney. (Filed herewith.)

99.1

Iron Mountain Incorporated 2013 Employee Stock Purchase Plan. (Incorporated by reference to Appendix A of the Company’s definitive Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on April 24, 2013, File No. 001-13045.)

99.2	Mimosa Systems, Inc. 2003 Stock Plan. (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 dated March 5, 2010, File No. 333-165261.)

99.3	Mimosa Systems, Inc. 2009 Equity Incentive Plan. (Incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 dated March 5, 2010, File No. 333-165261.)

99.4	Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K dated March 21, 2003, File No. 001-13045).

99.5

Third Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Appendix A of the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the SEC on April 21, 2008, File No. 001-13045.)

99.6

Fourth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)

99.7

Fifth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 4, 2010, File No. 001-13045.)

99.8

Sixth Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q dated August 8, 2011, File No. 001-13045.)

99.9	LiveVault Corporation 2001 Stock Incentive Plan. (Filed herewith.)

99.10	Amendment to LiveVault Corporation 2001 Stock Incentive Plan. (Incorporated by reference to

Exhibit 10.3 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)

99.11	Iron Mountain Incorporated 1995 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 103 to Iron Mountain /DE’s Current Report on Form 8-K dated April 16, 1999, File No. 001-14937.)

99.12	Iron Mountain Incorporated 1997 Stock Option Plan, as amended. (Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K dated March 23, 2001, File No. 001-13045.)

99.13

Amendment to Iron Mountain Incorporated 1997 Stock Option Plan, as amended. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated December 10, 2008, File No. 001-13045.)